UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 5, 2009
HOVNANIAN ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8551	22-1851059
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
110 West Front Street
P.O. Box 500
Red Bank, New Jersey 07701
(Address of Principal Executive Offices) (Zip Code)
(732) 747-7800
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On October 5, 2009, Hovnanian Enterprises, Inc. (“Hovnanian”) issued a press release announcing that its wholly owned subsidiary, K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), priced $785 million aggregate principal amount of 10.625% senior secured notes due October 15, 2016 (the “Notes”) in a private placement (the “Notes Offering”). The Notes and the guarantees thereof by Hovnanian and certain of its subsidiaries will be secured on a first-priority lien basis on substantially all the assets owned by K. Hovnanian and the guarantors, subject to permitted liens and certain exceptions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     The Notes Offering is being made within the United States only to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. investors. The Notes to be offered have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The information contained in this report does not constitute an offer to sell or the solicitation of an offer to buy Notes in any jurisdiction in which such an offer or sale would be unlawful.
     All statements in this current report on Form 8-K that are not historical facts should be considered as “forward-looking statements”. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Hovnanian to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions, (2) adverse weather conditions and natural disasters, (3) changes in market conditions and seasonality of Hovnanian’s business, (4) changes in home prices and sales activity in the markets where Hovnanian builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to Hovnanian in order to satisfy the financing condition for the Tender Offers, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on Hovnanian’s operations and activities imposed by the agreements governing Hovnanian’s outstanding indebtedness, (13) operations through joint ventures with third parties, (14) product liability litigation and warranty claims, (15) successful identification and integration of acquisitions, (16) significant influence of Hovnanian’s controlling stockholders, (17) geopolitical risks, terrorist acts and other acts of war and (18) other factors described in detail in Hovnanian’s Annual Report on Form 10-K for the year ended October 31, 2008 and Quarterly Reports on Form 10-Q for the quarters ended January 31, 2009, April 30, 2009 and July 31, 2009. In particular, Hovnanian typically records a substantial number of home closing in the final month of its fourth quarter, so any significant delays or cancellations in anticipated closings, due to changes in economic conditions, increased difficulty in obtaining mortgage financing, inclement weather or other factors, could cause Hovnanian’s expectations as to cash balances to be materially incorrect. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 99.1	Press Release issued October 5, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC. (Registrant)
By:	/s/ J. Larry Sorsby
	Name:	J. Larry Sorsby
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: October 5, 2009

INDEX TO EXHIBITS

Exhibit Number	Exhibit

Exhibit 99.1	Press Release issued October 5, 2009

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